Exhibit 10.1

August 1, 2023

Rajnishi Ohri, via email

Dear Rajnish:

The details of your salary adjustments are as follow:

	Current	New

Effective Date:	N/A	August 1, 2023

Base Salary (USD)	$320,929.52	$500,000*

Incentive Target %	60%	100%

Incentive Payout at Target	$192,557.71	$500,000

Total Cash Compensation at Target	$513,487.23	$1,000,000

Total Increase %		95%

*In addition to your base salary, you will continue to receive monthly car allowance.

In the event of a termination by the Company without cause, excluding death or disability, you shall be entitled to severance of 12 months Base salary (the “Severance Period”), payable during the Company’s normal payroll cycle. All other terms and conditions of the severance payments (as outlined in executed offer letter) will remain unchanged.

The other aspects of your compensation, benefits and employment terms will remain unchanged.

Should you have any questions, please do not hesitate to contact me.

Sincerely,

Date

Rajnish Ohri	Date
Interim Co-CEO